Exhibit 99.1

Inphi Corporation Announces Second Quarter 2018 Results

Reports 16% quarter over quarter revenue growth

SANTA CLARA, Calif., Jul. 24, 2018 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its second quarter ended June 30, 2018.

GAAP Results

Revenue in the second quarter of 2018 was $69.8 million on U.S. generally accepted accounting principles (GAAP) basis, down 17% year-over-year, compared with $84.4 million in the second quarter of 2017. The year over year decrease was due to lower demand for long haul and metro as well as Cortina legacy products. However, the long haul and metro product revenue grew substantially from the levels in the first quarter of 2018, resulting in a 16% sequential corporate revenue growth.

Gross margin under GAAP in the second quarter of 2018 and 2017 was 56.7%.

GAAP loss from operations in the second quarter of 2018 was $21.9 million or (31.4%) of revenue from operations, compared to GAAP loss from operations in the second quarter of 2017 of $7.9 million or (9.4%) of revenue.

GAAP net loss for the second quarter of 2018 was $28.5 million, or ($0.65) per diluted common share, compared with GAAP net loss of $15.0 million, or ($0.36) per diluted common share in the second quarter of 2017.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the second quarter of 2018 was 68.4%, compared to 70.3% in the second quarter of 2017. The decrease was largely due to change in product mix.

Non-GAAP income from operations in the second quarter of 2018 was $7.1 million, or 10.1% of revenue, compared with $17.6 million, or 20.8% of revenue in the second quarter of 2017. However, non-GAAP income from operations did see substantial growth from the first quarter of 2018 to the second quarter of 2018 from negative 3.5% to a positive 10.1%.

Non-GAAP net income in the second quarter of 2018 was $6.6 million, or $0.15 per diluted common share. This compares with non-GAAP net income of $15.6 million, or $0.35 per diluted common share in the second quarter of 2017.

“Our 16% sequential increase in revenue in Q2 demonstrates the recovery of our core long haul and metro business,” said Ford Tamer, President and CEO of Inphi. “In addition, going from a non-GAAP net operating loss in Q1, to over 10% operating profit in Q2 shows our success in managing operating expenses to be in line with revenue growth and the market environment. We remain positive on our business outlook as we continue to introduce new products and grow our “inside data center” revenue as well as re-engaging with ZTE.”

First Half 2018 Results

Revenue in the six months ended June 30, 2018 was $129.9 million, compared with $178.0 million in the six months ended June 30, 2017. GAAP net loss in the six months ended June 30, 2018 was $51.5 million, or ($1.19) per diluted share, on approximately 43.3 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $26.2 million, or ($0.63) per diluted share, on approximately 41.9 million diluted weighted average common shares outstanding in the six months ended June 30, 2017.

Non-GAAP net income in the six months ended June 30, 2018 was $4.6 million, or $0.10 per diluted weighted average common share outstanding, on approximately 44.6 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $35.2 million in the six months ended June 30, 2017, or $0.79 per diluted weighted average common share outstanding, on approximately 44.5 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the third quarter of 2018. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue in Q3 2018 is expected to be in a range of $75.5 million to $79.5 million. The midpoint being $77.5 million including approximately $0.5M forecasted for ZTE.
●	GAAP gross margin is expected to be approximately 60.1% to 61.3%.
●	Non-GAAP gross margin is expected to be approximately 70.2% to 71.0%.
●	Stock-based compensation expense is expected to be in the range of $17.2 million to $17.4 million.
●

GAAP results are expected to be a net loss in a range between a net loss of $19.5 million to $20.3 million, or ($0.44) – ($0.46) per basic share, based on 43.95 million estimated weighted average basic shares outstanding.

●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles and inventory step up fair value related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $12.83 million to $13.83 million, or $0.28-$0.30 per diluted share, based on 45.35 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:30 p.m. Eastern Time / 2:30 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the second quarter 2018 results.

The call can be accessed by dialing 765-507-2591, participant passcode: 7182027. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter of 2018 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2018, including with respect to the third quarter of 2018, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities, increasing demand in Q3, growth inside data centers, slow demand in the metro and long haul markets and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2017, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$69,814	$84,423	$129,950	$178,007
Cost of revenue	30,203	36,588	57,793	76,659

Gross margin	39,611	47,835	72,157	101,348

Operating expenses:
Research and development	42,804	39,437	85,742	79,725
Sales and marketing	10,311	10,539	21,653	21,480
General and administrative	8,415	5,798	14,633	12,593

Total operating expenses	61,530	55,774	122,028	113,798

Loss from operations	(21,919)	(7,939)	(49,871)	(12,450)

Interest expense, net of other income	(6,487)	(6,657)	(9,787)	(12,967)

Loss from operations before income taxes	(28,406)	(14,596)	(59,658)	(25,417)
Provision (benefit) for income taxes	58	371	(8,203)	823

Net loss	$(28,464)	$(14,967)	$(51,455)	$(26,240)

Earnings per share:
Basic	$(0.65)	$(0.36)	$(1.19)	$(0.63)
Diluted	$(0.65)	$(0.36)	$(1.19)	$(0.63)

Weighted-average shares used in computing earnings per share:
Basic	43,661,325	42,137,084	43,331,906	41,855,510
Diluted	43,661,325	42,137,084	43,331,906	41,855,510

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$605	$537	$1,174	$1,098
Research and development	9,741	7,274	18,239	13,189
Sales and marketing	3,241	2,119	6,483	3,801
General and administrative	2,629	1,315	4,873	2,387

	$16,216	$11,245	$30,769	$20,475

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$155,142	$163,450
Short-term investments in marketable securities	228,639	241,737
Accounts receivable, net	54,087	67,993
Inventories	33,849	31,721
Prepaid expenses and other current assets	13,946	12,208
Total current assets	485,663	517,109

Property and equipment, net	68,978	60,344
Goodwill	104,502	104,502
Identifiable intangible assets	213,754	222,933
Other noncurrent assets	30,961	12,618
Total assets	$903,858	$917,506

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$16,219	$14,721
Accrued expenses and other current liabilities	49,250	45,326

Total current liabilities	65,469	60,047

Convertible debt	434,284	421,431
Other liabilities	21,653	24,627
Total liabilities	521,406	506,105

Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	507,575	484,934
Accumulated deficit	(125,600)	(74,145)
Accumulated other comprehensive income	433	569
Total stockholders’ equity	382,452	411,401

Total liabilities and stockholders’ equity	$903,858	$917,506

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, impairment of certain intangibles, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments, loss on claim settlement and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$39,611		$47,835		$72,157		$101,348
Adjustments to GAAP gross margin:
Stock-based compensation	605	(a)	537	(a)	1,174	(a)	1,098	(a)
Acquisition related expenses	(7)	(b)	44	(b)	3	(b)	103	(b)
Amortization of inventory step-up	864	(c)	3,693	(c)	864	(c)	9,010	(c)
Amortization of intangibles	6,699	(d)	7,250	(d)	13,398	(d)	14,500	(d)
Depreciation on step-up values of fixed assets	(12)	(e)	15	(e)	(26)	(e)	31	(e)
Restructuring expenses	-		-		106	(f)	-
Non-GAAP gross margin	$47,760		$59,374		$87,676		$126,090

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$42,804		$39,437		$85,742		$79,725
Adjustments to GAAP research and development:
Stock-based compensation	(9,741)	(a)	(7,274)	(a)	(18,239)	(a)	(13,189)	(a)
Acquisition related expenses	(302)	(b)	(418)	(b)	(607)	(b)	(1,088)	(b)
Depreciation on step-up values of fixed assets	(40)	(e)	(150)	(e)	(173)	(e)	(304)	(e)
Restructuring expenses	-		-		(885)	(f)	-
Non-GAAP research and development	$32,721		$31,595		$65,838		$65,144

GAAP sales and marketing	$10,311		$10,539		$21,653		$21,480
Adjustments to GAAP sales and marketing:
Stock-based compensation	(3,241)	(a)	(2,119)	(a)	(6,483)	(a)	(3,801)	(a)
Acquisition related expenses	(117)	(b)	(179)	(b)	(259)	(b)	(414)	(b)
Amortization of intangibles	(2,432)	(d)	(2,431)	(d)	(4,863)	(d)	(4,862)	(d)
Depreciation on step-up values of fixed assets	(18)	(e)	(27)	(e)	(41)	(e)	(56)	(e)
Restructuring expenses	(8)	(f)	-		(367)	(f)	-
Non-GAAP sales and marketing	$4,495		$5,783		$9,640		$12,347

GAAP general and administrative	$8,415		$5,798		$14,633		$12,593
Adjustments to GAAP general and administrative:
Stock-based compensation	(2,629)	(a)	(1,315)	(a)	(4,873)	(a)	(2,387)	(a)
Acquisition related expenses	(3)	(b)	(29)	(b)	(6)	(b)	(750)	(b)
Amortization of intangibles	(116)	(d)	(116)	(d)	(232)	(d)	(232)	(d)
Depreciation on step-up values of fixed assets	(75)	(e)	62	(e)	(34)	(e)	131	(e)
Restructuring expenses	-		-		(133)	(f)	-
Loss on claim settlement from ClariPhy acquisition	(2,125)	(h)	-		(2,125)	(h)	-
Non-GAAP general and administrative	$3,467		$4,400		$7,230		$9,355
Non-GAAP total operating expenses	$40,683		$41,778		$82,708		$86,846
Non-GAAP income from operations	$7,077		$17,596		$4,968		$39,244

GAAP net loss to Non-GAAP net income
GAAP net loss	$(28,464)		$(14,967)		$(51,455)		$(26,240)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	16,216	(a)	11,245	(a)	30,769	(a)	20,475	(a)
Acquisition related expenses	415	(b)	670	(b)	875	(b)	2,355	(b)
Amortization of inventory fair value step-up	864	(c)	3,693	(c)	864	(c)	9,010	(c)
Amortization of intangibles related to purchase price	9,247	(d)	9,797	(d)	18,493	(d)	19,594	(d)
Depreciation on step-up values of fixed assets	121	(e)	130	(e)	222	(e)	260	(e)
Restructuring expenses	8	(f)	-		1,491	(f)	-
Loss on retirement of certain property and equipment from ClariPhy acquisition	-		33	(g)	-		77	(g)
Loss on claim settlement from ClariPhy acquisition	2,125	(h)	-		2,125	(h)	-
Unrealized loss (gain) on equity investment	166	(i)	-		(2,856)	(i)	-
Accretion and amortization expense on convertible debt	6,523	(j)	6,073	(j)	12,853	(j)	11,968	(j)

Valuation allowance and tax effect of the adjustments above from
GAAP to non-GAAP	(657)	(k)	(1,043)	(k)	(8,787)	(k)	(2,320)	(k)
Non-GAAP net income	$6,564		$15,631		$4,594		$35,179

Shares used in computing non-GAAP basic earnings per share	43,661,325		42,137,084		43,331,906		41,855,510

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	44,884,548		44,051,591		44,604,497		44,870,267
Offsetting shares from call option	-		3,145		-		402,583

Shares used in computing non-GAAP diluted earnings per share	44,884,548		44,048,446		44,604,497		44,467,684

Non-GAAP earnings per share:
Basic	$0.15		$0.37		$0.11		$0.84
Diluted	$0.15		$0.35		$0.10		$0.79

GAAP gross margin as a % of revenue	56.7%		56.7%		55.5%		56.9%
Stock-based compensation	0.9%		0.6%		0.9%		0.6%
Amortization of inventory fair value step-up and intangibles	10.8%		13.0%		11.1%		13.3%
Non-GAAP gross margin as a % of revenue	68.4%		70.3%		67.5%		70.8%

(a)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the purchase agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the loss on disposal of certain property and equipment from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2018 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending September 30, 2018
	High	Low
Estimated GAAP net loss	$(19,500)	$(20,300)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	17,400	17,200
Amortization of intangibles and fair value step up on acquired inventories	9,685	9,685
Other acquisition and transition related expenses	400	400
Amortization of convertible debt interest cost	6,525	6,525
Tax effect of GAAP to non-GAAP adjustments	(680)	(680)
Estimated non-GAAP net income	$13,830	$12,830

Shares used in computing estimated non-GAAP diluted earnings per share	45,350,000	45,350,000

Estimated non-GAAP diluted earnings per share	$0.30	$0.28

Revenue	$79,500	$75,500

GAAP gross margin	$48,750	$45,400
as a % of revenue	61.3%	60.1%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	700	600
Inventory step up, fixed assets depreciation step up and acquistion related expenses	300	300
Amortization of intangibles	6,700	6,700
Estimated non-GAAP gross margin	$56,450	$53,000
as a % of revenue	71.0%	70.2%